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                                                                    EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into by and between PHILIP J. HAWK, an individual ("Hawk"), and TEAM, INC., a Texas corporation ("Team"), to be effective as of the date appearing on the signature pages hereof (the "Effective Date").

                                  INTRODUCTION

         Team desires to employ Hawk as its Chief Executive Officer and Hawk desires to serve as Team's Chief Executive Officer. The parties desire to enter into this Agreement to set forth the terms and conditions of Hawk's employment relationship with Team.

         NOW, THEREFORE, in consideration of the premises, and the covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. EMPLOYMENT AS CHIEF EXECUTIVE OFFICER. Subject to the terms and conditions hereinafter stated, Team shall employ Hawk and Hawk shall serve as Chief Executive Officer of Team with the duties specified in Section 2 below throughout the Term (defined in Section 7 below).

         2. DUTIES AS CHIEF EXECUTIVE OFFICER. Hawk agrees to serve throughout the Term as Chief Executive Officer of Team, subject to the Team Bylaws and management policies, and to perform such other duties as shall from time to time be reasonably assigned to Hawk by the Board of Directors of Team ("Board") which are consistent with Hawk's position as Chief Executive Officer. Hawk shall, as consideration for serving hereunder as Team's Chief Executive Officer, be compensated in the manner provided in Section 3 below. No change in the duties of Hawk which are consistent with his position as Chief Executive Officer shall result in a termination or rescission of this Agreement. Hawk acknowledges that the position of Chief Executive Officer is a full-time position, and he shall devote such time and attention to perform his duties hereunder as is consistent with such full-time position. Hawk shall be permitted to serve on the Boards of Directors of Highlands Insurance Group and of such other corporations as may be approved by the Board from time to time. The foregoing notwithstanding, the parties recognize and agree that Hawk may engage in personal investments and other business activities that do not conflict with the business of and affairs of Team or interfere with Hawk's performance of his duties as a full-time employee hereunder. Hawk shall make available to Team any and all business opportunities that become available to Hawk which involve an area of business in which Team or any Affiliate thereof conducts business. Any such business opportunities shall be the property of Team.


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          3. COMPENSATION.

             a. CHIEF EXECUTIVE OFFICER. Throughout the Term, Hawk shall be paid not less than Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year ("Base Compensation"), in equal and consecutive monthly installments of not less than Eighteen Thousand Seven Hundred Fifty Three Dollars ($18,753.00), as that sum may increase from time to time ("Monthly Salary Payments").

             b. PERFORMANCE BONUS. As promptly as practical hereafter, the Board, acting in its sole discretion, will establish performance goals for Hawk for Team's current fiscal year which ends on May 31, 1999. As promptly as practical following the end of each of Team's fiscal years thereafter during which Hawk serves as Team's Chief Executive Officer, the Board, acting in its sole discretion, will likewise meet and confer with Hawk to establish performance goals for Hawk for the next fiscal year. Hawk shall receive a performance bonus with respect to each such fiscal period during which he achieves Board-established performance goals, which bonus shall be equal to up to fifty percent (50%) of the Base Compensation that he earns during such fiscal year or part thereof, assuming that he fully achieves the Board-established performance goals. In establishing such performance goals, the Board shall meet and confer with Hawk.

             c. DEFERRAL OPTION. Hawk shall have the right to defer all or a portion of the Base Compensation and bonuses due to him under this Section 3.
At such time as Hawk elects to defer any compensation, Hawk and Team shall enter into a Salary Deferred Compensation Agreement in substantially the form attached hereto as Exhibit "A," except that under such agreement Hawk may make an election to defer all or a portion of his Base Compensation and/or bonus for a calendar year at any time prior to the beginning of such year. In addition, Team shall pay such deferred compensation to a trust to be created with terms substantially the same as the form of the Deferred Compensation Trust Agreement attached hereto as Exhibit "B." The trustee of such trust shall be a trustee possessing corporate trust powers under the laws of the State of Texas and acceptable to Hawk.

          4. STOCK PURCHASE AND SALE. Team hereby grants to Hawk an option to purchase up to 65,000 shares of Team common stock, $0.30 par value per share ("Common Stock"), at a purchase price equal to the market price for Team Common Stock trading on the American Stock Exchange as of the close of business on the date of exercise of such option right by Hawk, less that number of shares of Common Stock of which Hawk is the Beneficial Owner as of the date of exercise of such option right by Hawk. Hawk shall have the right to exercise the option granted under this Section 4 in whole or in part at any time within thirty (30) days after the Effective Date by delivery of written notice to Team. Payment for such shares shall be due three (3) business days after the date Hawk delivers written notice of exercise to Team, and such sale of Team Common Stock to Hawk shall be consummated as promptly as practicable thereafter. To the extent that Hawk does not exercise this option granted under this Section 4 in full within thirty (30) days of the Effective Date, then the remainder of this option shall lapse. The Team Common Stock that Hawk receives under this Section 4 shall be "restricted stock" under SEC Rule 144.

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          5. STOCK OPTIONS.

             a. INCENTIVE STOCK OPTIONS. Pursuant to a separate award agreement to be executed simultaneously with this Agreement, Team shall issue to Hawk incentive stock options ("ISOs") to purchase that number of shares of Team Common Stock that is equal to the quotient of $400,000.00 divided by the market price for Team Common Stock trading on the American Stock Exchange as of the close of business on the Effective Date, less 1,000 shares and rounded to the nearest whole share. Such award of ISOs to Hawk shall be in accordance with Team's incentive stock option plan now in effect (the "ISO Plan"). One-fourth of the ISOs shall become exercisable as of the end of each of the three (3) succeeding annual anniversary dates of the Effective Date with the last one-fourth becoming exercisable as of January 30, 2002.

             b. STANDARD NON-QUALIFIED OPTIONS. Pursuant to a separate award agreement to be executed simultaneously with this Agreement, Team shall issue to Hawk standard non-qualified options ("SNOs") to purchase that number of shares of Team Common Stock equal to 150,000 less the number of ISOs issued to Hawk under Section 5(a) herein. One-third of the SNOs shall become exercisable as of the end of each of the three succeeding annual anniversary dates of the Effective Date and shall generally be subject to the same exercise price, conditions and restrictions as the ISOs under the ISO Plan; provided, however, that (i) in the event that this Agreement is terminated as provided in Section 8(a) herein or as provided in Section 8(c) herein, the SNOs shall become fully vested as of the effective date of such termination, and (ii) in the event a "Change of Control" of Team (as that term is defined in Section 25(b) of this Agreement) occurs in a transaction which is not recommended by the Board, then all the SNOs shall become fully vested immediately prior to consummation of such transaction, irrespective of any termination of this Agreement. In addition, upon the occurrence of any of the events causing acceleration of the vesting of any of the SNOs as provided above in this Section 5(b), Team shall, simultaneously with such event causing acceleration, issue to Hawk more SNOs (the "Additional SNOs") in addition to the SNOs issued to Hawk as of the Effective Date (the "Original SNOs"). The number of shares of Team Common Stock purchasable under the Additional SNOs shall equal the number of shares of Team Common Stock that would have become vested under the ISOs had such event causing acceleration of vesting of the Original SNOs applied to the remaining non-vested ISOs. Such Additional SNOs shall be immediately exercisable at the same exercise price as the Original SNOs and shall otherwise be subject to the same terms and conditions as the Original SNOs. The remaining non-vested ISOs as of the date of such acceleration shall be reduced by the same number of shares as are included in the Additional SNOs.

             c. PRICE-VESTED OPTIONS. Pursuant to a separate award agreement to be executed simultaneously with this Agreement, Team shall issue price vested options ("PVOs") to Hawk to purchase 200,000 shares of Team Common Stock. The PVOs shall be generally subject to the same conditions and restrictions as the SNOs; provided, however, that (i) in the event that this Agreement is terminated as provided in Section 8(a) herein or as provided in Section 8(c) herein, the PVOs shall become fully vested as of the effective date of such termination, and (ii) in the event a "Change of Control" of Team (as that term is defined in Section 25(b) of this Agreement) occurs in a transaction which is not recommended by the Board, then all the PVOs



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shall, notwithstanding anything to the contrary herein, become fully vested immediately prior to consummation of such transaction, irrespective of any termination of this Agreement. Further provided and subject to the vesting acceleration provisions in this Section 5(c), that the vesting for the PVOs shall occur in three vesting levels ("Vesting Levels"): vesting for 33 1/3% of the PVOs shall occur at the end of any consecutive six-month period during which the average market price of Team Common Stock is $7.00 per share (as adjusted for any splits, stock dividends and the like), provided that the market price is also at least that high at the end of such six-month period; the next 33 1/3% of the PVOs shall vest at the end of any consecutive six-month period during which the average market price of Team Common Stock is $10.50 per share (as adjusted for any splits, stock dividends and the like) provided that the market price is also at least that high at the end of such six-month period; and the last
33 1/3% of the PVOs shall vest when the average market price of Team Common Stock is $14.00 per share (as adjusted for any splits, stock dividends and the like), provided that the market price is also at least that high at the end of such six-month period. If the market price requirements for two or more previously unachieved Vesting Levels are achieved in a single six-month period, then the vesting of PVOs for all such Vesting Levels achieved in such single six-month period shall occur.

             d. Team shall, at its sole expense, cause to be filed within a reasonable time after the date of this Agreement and cause to become and remain effective with the Securities and Exchange Commission, a Registration Statement on Form S-8 or the equivalent with respect to the shares of Common Stock underlying the ISOs, SHOs and PVOs.

          6. OTHER BENEFITS AS CHIEF EXECUTIVE OFFICER. While serving as Team's Chief Executive Officer, Hawk shall be entitled to paid vacations (up to five
(5) weeks per year), expense reimbursements, automobile allowances and similar perquisites incidental or necessary to the performance of his duties or in accordance with the policies and procedures established by Team from time to time. Team shall pay Hawk's YPO membership and meeting expenses, not to exceed $6,000.00 per year. Hawk shall further be entitled to participate in each plan established to provide fringe benefits or insurance benefits to employees of Team at the time and for so long as he meets the eligibility criteria established for the plan and shall receive benefits thereunder based on the terms of the plan. Hawk's eligibility and benefit level shall be determined separately for each plan and all determinations shall be made by the parties charged with responsibility for such determinations in the plan. Team is under no obligation to establish any plan or plans to provide benefits for its employees and this provision shall not be interpreted to require the establishment of any benefit plan. The terms of any benefit plans existing, established, or provided hereafter do not constitute a part of this Agreement and are not incorporated herein for any purpose.

          7. TERM. The Term ("Term") of this Agreement commenced as of the Effective Date and, unless sooner terminated by the parties pursuant to Section 8, shall terminate on January 31, 2002. The Term shall also include any renewal, extension or continuation of this Agreement. Should this Agreement not be extended beyond the Term by mutual agreement of Hawk and Team, then this Agreement shall renew on a month-to-month basis, and all provisions of this Agreement shall continue to apply in full force and effect, specifically including all acceleration rights for the PVOs as provided in Section 5(c) herein, except that the employment relationship

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between Hawk and Team shall be terminable at any time upon thirty (30) days'
prior written notice by either Hawk or Team for any reason whatsoever, with or without cause. However, if Hawk's employment beyond the Term continues on a month-to-month basis, and this Agreement is terminated for any of the reasons or purposes set forth in Section 8(a) herein or Section 8(c) herein, then Hawk shall be entitled to receive the following benefits: (i) Monthly Salary Payments for each of the twelve (12) consecutive months following the effective date of such termination, (ii) a pro rata bonus payment pursuant to Section 3(b) with respect to the portion of the fiscal year actually worked for the fiscal year in which effective date of such termination occurred, and (iii) the provisions in
Section 5(c) herein regarding the acceleration of vesting of the PVOs shall continue to apply.

         8. TERMINATION.

             a. WITHOUT CAUSE. Team shall not terminate this Agreement "without cause"; provided, however, that Team shall be permitted to so terminate Hawk's employment hereunder by giving Hawk at least thirty (30) days' prior written notice of such termination. Hawk shall be entitled to receive a pro-rata bonus payment pursuant to Section 3(b) with respect to the portion of the fiscal year actually worked for the fiscal year in which this Agreement is terminated. Hawk shall, immediately after this Agreement is terminated pursuant to this Section 8(a), continue to receive Monthly Salary Payments for each of the twelve (12) consecutive months following his termination under this Section 8(a), and Hawk shall be entitled to all acceleration of vesting of the options granted pursuant to Section 5 herein. For purposes of this Agreement, Hawk's death or permanent disability (as reasonably determined by the Board after conferring with Hawk and whatever medical doctors Hawk may select, provided such medical doctors are reasonably acceptable to the Board, to assist in such determination) shall be deemed a termination without cause and shall be subject to all of the provisions of this Section 8(a).

             b. FOR CAUSE. Notwithstanding anything to the contrary contained or implied herein, Team may terminate this Agreement and all of its continuing obligations to Hawk hereunder "for cause" by giving written notice of such termination "for cause" to Hawk. For purposes of Section 8(b) this Agreement, the phrase "for cause" shall mean the good faith determination by the Board one of the following events has occurred: (i) Hawk has knowingly committed acts involving fraud, dishonesty or violations of criminal or other statutes involving moral turpitude; or (ii) Hawk's material breach of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice to Hawk by Team of such breach. At least ten (10) days prior to making a final determination that "cause" exists for termination of the employment relationship between Team and Hawk, the Board shall provide Hawk written notice as to the facts and circumstances which are the basis for a possible determination that "cause" exists and shall provide an opportunity for Hawk to meet with and be heard by the entire Board prior to making such final determination;

         In making the determinations described in Section 8(b) above, Team shall act reasonably and in good faith and any such determination shall be required to be made by the affirmative vote of a majority of the members of the Board. In the event that Team terminates this Agreement for cause as specified above, Hawk shall not be entitled to receive any further compensation under this Agreement from and after the date of such termination for cause.



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             c. HAWK'S TERMINATION RIGHTS FOR CAUSE. Hawk may terminate this
Agreement "for cause" after the occurrence of one or more of the following events:

             (i) Team's assignment to Hawk of duties inconsistent with the duties of Chief Executive Officer of Team;

             (ii) the failure of Team to maintain Hawk in the position of Chief Executive Officer;

             (iii) the removal or non-election of Hawk to Team's Board of
                   Directors as its Chairman;

             (iv)  the reduction in Hawk's Base Compensation;

             (v) the failure of Team to provide Hawk the performance goals and bonus opportunities as set forth in Section 3(b), which failure continues for thirty (30) days following written notice to Team by Hawk;

             (vi) a material breach by Team of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice to Team by Hawk of such breach; or

             (vii) the change of the location for the primary performance of
                   Hawk's services under this Agreement from Alvin, Texas to a city which is more than fifty (50) miles away from such location, which change is not approved by Hawk.

Hawk shall, immediately after termination of this Agreement pursuant to this
Section 8(c), continue to receive Monthly Salary Payments for each of the twelve
(12) consecutive months following termination of this Agreement under this
Section 8(c), and Hawk shall be entitled to all acceleration of vesting of the options granted pursuant to Section 5 herein. Hawk shall also be entitled to receive a pro-rata bonus payment pursuant to Section 3(b) with respect to the portion of the fiscal year actually worked for the fiscal year in which this Agreement is terminated.

             d. HAWK'S TERMINATION RIGHTS WITHOUT CAUSE. Hawk may terminate this Agreement without cause upon thirty (30) days' prior written notice to Team. In such event, Hawk shall be entitled to receive as his total remaining entitlements hereunder the Monthly Salary Payments through the last date Hawk actually works and shall not be entitled to receive any further compensation from and after such date.

             e. REEMPLOYMENT. Hawk shall not be under any duty or obligation to seek or accept other employment following any termination of this Agreement, and the amounts due Hawk hereunder shall not be reduced or suspended if Hawk accepts subsequent employment thereafter.

        9. PROTECTION OF CONFIDENTIAL INFORMATION AND GOODWILL. Hawk hereby covenants and agrees as follows:

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             a. While serving as Team's Chief Executive Officer, Hawk shall have access to confidential or proprietary information or trade secrets of Team, including, but not limited to, information with respect to Team or its Affiliates (as hereinafter defined) as follows: the identity, lists, and/or descriptions of any customers of Team; financial statements, cost reports, and other financial information; product or service pricing information; contracts, contract proposals and bidding information; policies and procedures developed as part of a confidential business plan; and management systems and procedures, including manuals and supplements thereto (collectively, "Trade Secrets"). Notwithstanding the foregoing, Trade Secrets shall not include any data or information that (i) has been voluntarily disclosed to the general public by the Team or its Affiliates; (ii) has been independently developed and disclosed to the general public by others; or (iii) otherwise enters the public domain through lawful means.

             b. Hawk shall not use or disclose, directly or indirectly, for any reason whatsoever or in any way the Trade Secrets, other than (i) at the direction of Team during the course of Hawk's employment, (ii) after receipt of the prior written consent of Team, (iii) as required by any court or governmental regulatory agency having competent jurisdiction over Team or its business or over Hawk, or (iv) information made public by Team or information known or generally available within Team's industry.

             c. During the Term and for a period of two (2) years after the termination of Hawk's employment with Team, Hawk shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Team or any Affiliate of Team (as defined in Paragraph 14 hereof) as such business is presently conducted and as conducted during the Term; provided, however, that following the Term, the covenant contained in this subsection shall not pertain to activities which occur more than one hundred (100) miles from any operating facility of Team or any Affiliate of Team.

             d. During the Term and for a period of two (2) years following the termination of Hawk's employment with Team, Hawk shall not solicit or negotiate, directly or indirectly, any contract or agreement that constitutes or would constitute engaging in competition with the business of Team or any Affiliate of Team as presently conducted and as conducted during the Term; provided, however, that following the Term, the covenant contained in this subsection shall not pertain to activities which occur more than one hundred (100) miles from any operating facility of Team or any Affiliate of Team.

             e. During the Term and for a period of two (2) years following the termination of Hawk's employment with Team, Hawk shall not solicit for employment or employ, directly or indirectly, any employee employed by Team or any Affiliate within the one (1) year period immediately prior to such solicitation for employment.

             f. Hawk shall not use the name of Team or any Affiliate of Team in connection with any business that is in competition in any manner whatsoever with the business of Team or any Affiliate of Team as presently conducted and as conducted during the Term.


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             g. Team and Hawk agree that the covenants set forth in this Section
9 shall accrue to the benefit of Team, irrespective of the reason for termination of the other provisions of this Agreement and the corresponding employment relationship created herein, or Hawk's performance hereunder.

             h. In connection with the limited protection afforded Team by the covenants contained within this Section 9, Hawk recognizes that Team's need for the covenants is based on the following:

                  i. Team has spent and will expend substantial time, money and effort in developing (x) its maintenance, repair and energy management businesses and (y) valuable Trade Secrets, including, without limitation, a valuable list of customers and information about their requirements and needs, purchasing patterns and internal purchasing procedures;

                  ii. Hawk, in the course of the Term, has been and will be compensated to help develop, and has been and will be personally entrusted with and exposed to, the Trade Secrets, including, without limitation, Team's contract, business development plans and opportunities, trade secrets and other confidential and proprietary information;

                  iii. Team, during the Term and after its termination, will be engaged in the highly competitive maintenance, repair and energy management businesses in which many firms, including Team, compete;

                  iv. Team provides and will provide services throughout the United States and Hawk will be involved in providing such services through operating facilities and Affiliates of Team;

                  V. Hawk could, after having access to the Trade Secrets, including, without limitation, Team's financial records, contracts, technology and associated trade secrets and know-how and receiving further training by and experience with Team, and after reviewing Team's trade secrets and confidential information, become a competitor; and

                  vi. Team will suffer great loss and irreparable harm if, during or after the Term, Hawk enters directly or indirectly into competition with Team.

                  vii. Hawk hereby specifically acknowledges and agrees that the temporal, geographical and other restrictions contained in this
       Section 9 are reasonable and necessary to protect the business and prospects of Team, and that the enforcement of the provisions of this
       Section 9 will not work an undue hardship on him.

                  viii. Hawk further agrees that in the event either the length of time, geographical or any other restrictions, or portion thereof, set forth in this Section 9 is overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the


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       circumstances and the parties agree that the restrictions of this
       Section 9 will remain in full force and effect as reduced or modified.

             i. Hawk further agrees and acknowledges that Team does not have an adequate remedy at law for the breach or threatened breach by him of the covenants contained in this Section 9 and Hawk therefore specifically agrees that Team, in the event of the breach or threatened breach by Hawk of any of the Hawk's covenants contained in Section 9 of this Agreement, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin Hawk from such breach or threatened breach.

             j. Nothing in this Section 9 shall be deemed to prevent Hawk from acquiring through market purchases and owning, solely as an investment, less than one percent (1%) in the aggregate of the equity or debt securities of any class of any issuer whose shares are registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use of any such issuer.

       Hawk further agrees, in the event that any provision of this Section 9 is held to be invalid or against public policy, the remaining provisions of this
Section 9 and the remainder of this Agreement shall not be affected thereby.

       10. PROPERTY OF TEAM. Hawk agrees that, upon the termination of the Term, he will immediately surrender to Team all property, equipment, funds, lists, books, records, and other materials of Team in the possession of or provided to Hawk.

       11. INDEMNIFICATION. Team and its Affiliates shall indemnify Hawk to the maximum extent allowed or provided in the Articles of Incorporation and/or Bylaws of Team and its Affiliates and also to the maximum extent provided for in any agreement containing indemnification provisions between Team, its Affiliates and any other director or officer of Team and/or its Affiliates. Hawk shall be entitled to such insurance coverages to secure Team's indemnity obligations described herein as are afforded to other Team officers and directors.

       12. GOVERNING LAW. This Agreement and all issues relating to the validity, interpretation, and performance hereof shall be governed by and interpreted under the laws of the State of Texas, without regard to any law, whether of Texas or any other jurisdiction, that would apply the laws of any jurisdiction other than Texas. The parties hereby consent to jurisdiction and venue in any court of competent jurisdiction in Harris County, Texas, or the United States District Court for the Southern District of Texas, Houston Division, and either party may bring any suit that they desire to institute upon this Agreement in any such court.

       13. ARBITRATION. If a dispute arises out of or related to this Agreement, or its breach, and if the dispute cannot be settled through direct discussion, then Team and Hawk agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered in Houston, Texas by the American Arbitration Association


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under its commercial arbitration rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

       14. REMEDIES. With respect to each and every breach, violation, or threatened breach or violation by either party of any of the covenants set forth herein, the other party, in addition to all other remedies available at law or in equity, including specific performance of the provisions hereof, shall be entitled to enjoin the commencement or continuance thereof and, without notice to the other party, may apply for entry of an immediate restraining order or injunction. In addition, each party agrees, upon demand, to immediately account for and pay over to the other party an amount equal to all compensation, commissions, bonuses, salary, gratuities, or other emoluments of any kind directly or indirectly received by, or for the use or benefit of, the other party resulting from any activity, transaction, or employment in breach or violation of any of the covenants set forth in this Agreement, such amount being agreed to constitute liquidated damages because the exact amount of actual damages to be sustained on account of any such breach or violation cannot be determined with complete accuracy. In addition, each party agrees to pay the other party a reasonable sum as and for his or its attorneys' fees and costs of litigation should such other party bring an action against the breaching party for breach of this Agreement and prevail in such action. Each party may pursue any of the remedies described in this Section 14 concurrently or consecutively, in any order, as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other such remedies.

       15. NOTICES. Any notice or request herein required or permitted to be given to any party hereunder shall be given in writing and shall be personally delivered or sent to such party by United States mail, certified or registered mail, return receipt requested, with postage prepaid, at the address set forth below the signature of such party hereto or at such other address as such party may designate by written communication to the other party pursuant to, and in accordance with, this Paragraph 15. Each notice given in accordance with this Paragraph 15 shall be deemed to have been given, if personally delivered, on the date personally delivered, or, if mailed, on the day on which it is deposited in the United States mail, and shall be deemed to be received or delivered, if personally delivered, on the date personally delivered, or, if mailed, on the third business day following the day on which it is deposited in the United States mail.

       16. HEADINGS. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall not be construed or interpreted to restrict or modify any of the terms or provisions hereof.

       17. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, and this Agreement and each separate provision hereof shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In addition, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to


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such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable, if such reformation is allowable under applicable law.

       18. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and each party's respective successors, heirs, permitted assigns, and legal representatives.

       19. DEFINITION OF "AFFILIATE." For purposes of this Agreement, the term "Affiliate" means any subsidiary of Team. For purposes of this definition, a subsidiary of Team means any corporation or other entity whose outstanding equity interest are more than fifty percent (50%) directly owned by Team and shall further mean any corporation or other entity whose outstanding equity interest are at least fifty percent (50%) owned through an unbroken chain of ownership through other subsidiaries of Team.

       20. ASSIGNMENT. This Agreement and any interest herein or rights, duties, or obligations hereunder may be assigned or delegated by Team without the prior written consent of the Hawk, but no such assignment may be made by Hawk.

       21. SEPARATE AGREEMENTS. The provisions of Section 9 shall be construed as a separate agreement in each of the separate geographical areas, if any, referred to in Section 9, and to the extent that it may be found to be illegal and/or unenforceable in any of said geographical areas, this Agreement shall not be affected thereby with respect to each other geographical area.

       22. TEAM POLICIES, REGULATIONS, AND GUIDELINES FOR EMPLOYEES. Team may issue policies, rules, regulations, guidelines, procedures, or other informational material, whether in the form of handbooks, memoranda, or otherwise, relating to its employees. These materials are general guidelines for Hawk's information and shall not be construed to alter, modify, or amend this Agreement for any purpose whatsoever.

       23. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof, unless expressly provided otherwise herein. No amendment, modification, or termination of this Agreement, unless expressly provided otherwise herein, shall be valid unless made in writing and signed by each of the parties whose rights, duties, or obligations hereunder would in any way be affected by an amendment, modification, or termination. Unless expressly set forth herein, no representations, inducements, or agreements have been made to induce either Hawk or Team to enter into this Agreement. This Agreement is the sole source of rights and duties as between Team and Hawk relating to the subject matter of this Agreement.

       24. KEY-MAN INSURANCE. Team shall be entitled to own, purchase and maintain life or other insurance on the life or disability of the Hawk for Team's exclusive benefit. Hawk shall execute all documents and perform all acts necessary to enable Team to effect such insurance.

       25. MISCELLANEOUS DEFINITIONS.

           a. "Beneficial Owner" shall be defined by reference to Rule 13(d)-3 under the Securities Exchange Act of 1934; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

           b. "Change of Control" shall mean the occurrence of any of the following: (i) the consummation of any Business Combination, as such term is defined in the Restated Articles of Incorporation of Team filed with the Secretary of State of Texas on November 15, 1989; (ii) Team merges or consolidates with any other entity other than a merger or consolidation of Team which would result in the Voting Stock of Team outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the total voting power represented by the voting securities of Team or such surviving entity immediately after, (iii) Team sells all or substantially all of its assets to any other person or entity or group or persons acting in concert, or (iv) Team is dissolved, or if (v) any third person or entity together with its affiliated or subsidiary entities shall become, directly or indirectly, the Beneficial Owner of at least 30% of the Voting Stock of Team, or if (vi) the individuals who constituted the members of Team's Board of Directors as of the Effective Date ("Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election or nomination for election by Team's stockholders was approved by a vote of eighty percent (80%) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Team in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (vi), considered as though such person were a member of the Incumbent Board.

           c. "Voting Stock" shall mean all outstanding shares of capital stock of Team entitled to vote generally in elections for directors, considered as one class; provided, however, that if Team has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the Votes entitled to be cast by such shares.

       26. PARACHUTE TAX. In the event that any amount payable to Hawk under this Agreement or as a result of the acceleration of the vesting of any stock option granted to Hawk shall constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder, and Hawk becomes liable for any excise tax penalties ("Parachute Tax Amount") that are imposed on excess parachute payments" pursuant to Section 4999 of the Code, Team shall make a cash payment to Hawk in an amount equal to the result obtained by multiplying the Parachute Tax Amount by a fraction, the numerator of which is one and the denominator of which is one minus the sum of the "parachute tax rate" (as such term is hereinafter defined) and the "regular tax rate" (as such term is hereinafter defined). As used herein, the term "parachute tax rate" shall mean the maximum rate of tax imposed under Section 4999 of the Code or the corresponding provision of any successor statute and the term "regular tax rate" shall mean the maximum statutory rate of federal income tax imposed on individuals under Section 1 of the Code or the corresponding provision of any successor statute (disregarding any tax rate imposed on limited amounts of income as a phase-out of a lower tax rate).

       27. EXECUTION. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any telecopied signature shall be deemed a manually executed and delivered original.

       IN WITNESS WHEREOF, the parties have executed this Agreement on this the 16th day of November, 1998, TO BE EFFECTIVE as of November 2, 1998.

                         /s/ PHILIP J. HAWK
                         -------------------------------------------------
                         PHILIP J. HAWK

                         Address:

                         4 Bradfield Ct.
                         -------------------------
                         Houston, TX 77024
                         -------------------------

                         TEAM, INC.

                         By: /s/ SIDNEY B. WILLIAMS
                         -------------------------------------------------
                         Printed Name: Sidney B. Williams
                         -------------------------------------------------
                         Title: Director and Member of Executive Committee
                         -------------------------------------------------

                         Address:
                         200 Hermann Drive
                         Alvin, TX 77511

                                  EXHIBIT "A"

                     SALARY DEFERRED COMPENSATION AGREEMENT

                   1998 SALARY DEFERRED COMPENSATION AGREEMENT


         THIS 1998 SALARY DEFERRED COMPENSATION AGREEMENT ("Agreement") is entered into this ______ day of ______________________, 1998, by and between
Team, Inc. (the "Company"), a Delaware corporation, and ___________________, a resident of Harris County, Texas (the "Employee") effective beginning on _________________, in order to revise certain administrative features requested by the Trustee of the Trust established under this Agreement to coordinate the administrative features of this Agreement with the Trust Agreement.

         WHEREAS, the Employee performs valued services for the Company; and

         WHEREAS, the Company and Employee both desire that payment of the Employee's compensation be deferred in accordance with a formal agreement between them;

         THEREFORE, in consideration of the foregoing and other good and valuable consideration, as more fully set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.  Employee's Services.

         The Employee is an employee of the Company. Except as otherwise expressly provided herein, this Agreement does not alter or affect the Employee's employment agreement or relations with the Company or any of the Company's subsidiaries.

Section 2.  Deferral of Employee's Compensation.

         2.1 Prior to the beginning of each calendar year the Employee may elect on the form prescribed by the Company to defer the payment to him of a percentage of the basic salary (not in excess of one hundred (100%) percent) due and payable to him for such calendar year. For the first year of this Agreement, this election may be made no later than the date which is 30 days following the date this Agreement is executed and shall only apply to the pro rata portion of the annual salary following the date of this Agreement. The salary to be deferred pursuant to this election for each year shall be deducted and withheld from the Employee's paycheck on a uniform basis each payroll period unless otherwise designated by the Employee on the election form.

         2.2 Any amounts deferred in accordance with Section 2.1 above shall be currently paid to the trustee (the "Trustee") of the trust (the "Trust") established or to be established by the Company (known as the "Team, Inc. 1998 Salary Deferred Compensation Trust") to be held in the Employee's account (the "Account") in accordance with the terms of such Trust and this Agreement or any other trust established by the Company for this purpose which conforms to the terms of the Internal Revenue Service model trust prescribed in Rev. Proc. 92-64.

         2.3 The deferral percentage in effect for a calendar year shall continue in effect for the succeeding calendar year until otherwise designated by the Employee in a new election form prior to the beginning of such succeeding calendar year.

         2.4 In lieu of filing an election form for the first year in which this Agreement is effective, the Employee may designate the deferral percentage here:

                ----------     percentage (up to maximum 100%)

                ----------     Employee's initials

Section 3.  Investment of Account.

         3.1 The Account shall be invested in any assets determined by the Trustee in the sole discretion of the Trustee in accordance with the terms of the Trust after consultation with the Employee as to any investment recommendations of the Employee; provided such recommendations shall be merely advisory and not binding on the Trustee. The Company shall cooperate in communicating any exchange of investment information between the Trustee and the Employee and in communicating any investment recommendations of the Employee.

         3.2 Any earnings (or losses), net of any expenses charged to the Trust in accordance with the provisions of the Trust Agreement on the assets realized by the Trust in the Account, shall be added to (or subtracted from) the balance in the Account and as part of such balance shall be distributed in accordance with Section 4 below. Any income tax imposed on the Company attributable to such earnings shall be paid by the Company and not charged against or paid from the Account.

Section 4.  Payment of Account.

         4.1 The balance of the amount in the Account shall be paid at the time or times set forth below in this Section 4, in cash unless the Employee requests, subject to the consent of the Trustee, to pay such amounts in kind (in the form of the assets held as investments).

         4.2 The distribution of the balance of the Account shall be made to the Employee in ________________ substantially equal quarterly installments over the __________-year period beginning with the calendar quarter in which the earlier of the following occurs:

         (a)      the Employee's death or Disability; or

         (b) the Employee's termination of employment with the Company (including subsidiaries thereof) for any reason (other than death or Disability).


Subsequent installments shall be paid in succeeding calendar quarters until the amounts in the Employee's Account have been paid in full. Payment of the distribution shall commence within 30 days following the operative date in
Section 4.2(a) and (b) above.

         In the event of the Employee's death while receiving payments hereunder, the Designated Beneficiary (as defined in Section 5 below) shall receive any remaining (as of the date of death) amounts due hereunder either (at the Company's sole discretion) in the same manner and to the same extent as the deceased Employee would have received had the Employee not died or in a lump sum.

         If the Designated Beneficiary dies following the death of the Employee before all amounts otherwise payable to the Employee have been paid, the balance remaining in the Account shall be paid in one lump sum to the estate of such Designated Beneficiary. If no Designated Beneficiary survives the Employee, payments otherwise payable hereunder to a Designated Beneficiary shall be paid in one lump sum to the Employee's estate. Payments under the preceding two sentences shall be made as soon as practicable after the Employee's death (or the Designated Beneficiary's death, as the case may be) in an amount equal to the value of the Account as of the last day of the calendar quarter in which such death occurred.

         4.3 Notwithstanding any other provision of this Agreement, payment of the balance of the Account shall be made in a single lump sum during the month of January immediately following the calendar year in which occurs the operative date specified in the first sentence of Section 4.2 above, if the Employee so elects at the time of execution of this Agreement. This election shall be signified by the Employee's initials in the following space:

         Lump Sum Elected  __________

         4.4 For purposes of this Agreement the Employee shall be considered Disabled if a qualified physician selected by the Company determines that the Employee is unable due to physical or mental illness or other impairment, to perform the majority of the

Employee's customary duties with the Company (including subsidiaries thereof) and that such condition will likely be permanent or of indefinite duration.

         4.5 Notwithstanding any other provision of this Section 4, in the event of an unforeseeable emergency of the Employee, the Employee shall have the right to receive an immediate payment under this Agreement from his Account subject to the following terms and conditions. The term "unforeseeable emergency" shall mean:

         (a) an unanticipated emergency that is caused by an event beyond the control of the Employee or the Designated Beneficiary that would result in severe financial hardship to the individual if a distribution or early withdrawal were not permitted; or

         (b) a severe financial hardship to the Employee resulting from a sudden and unexpected illness or accident of the Employee or of a dependent (for income tax purposes) of the Employee, loss of the Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee.

         (c) Examples of what are not considered to be unforeseeable emergencies include the need to send an Employee's child to college or the desire to purchase a home.

         (d) The amount distributed to the Employee under this Agreement pursuant to the preceding provisions of this Section 4.5 shall only be made following the review and approval by the Company of the claim of the Employee (or Designated Beneficiary) for early withdrawal pursuant to this provision and shall be limited to an amount reasonably necessary to satisfy the unforeseeable emergency. The Company shall administer this provision in accordance with the limitations of the provisions of this Section
                  4.5.  The determination by the Company of an
                  unforeseeable emergency shall, in accordance with the provisions of Rev. Proc. 92-65ss.3.01(c) (or any successor later ruling guidelines or regulations of the Internal Revenue Service), be limited to cases involving an "unforeseeable emergency" as defined above. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that the severe financial hardship is or may be relieved --

                           (i) Through reimbursement or compensation by insurance or otherwise,

                           (ii) By liquidation of the Employee's assets, to the
                  extent the liquidation of such assets would not itself cause severe financial hardship, or

                           (iii) By cessation of deferrals under this Agreement.

         4.6 The participant shall have the right at any time to make an election to receive the entire remaining amount in the participant's account, and as soon as practicable (but generally no later than 30 days) following the making and filing with the Committee of such a withdrawal election, 90 percent of the entire amount of the account shall be paid to the participant in a single sum, and the remaining 10 percent shall be forfeited. Following such a withdrawal election and distribution, the participant shall not be eligible to thereafter again participate in the Plan.

         4.7 Unless the Committee otherwise determines, for the Plan as a whole, Employee shall be given the right to make a one time change in the method of payment elected in each deferral election with respect to Section 4.2 above, provided such change is made at least two years prior to the participant's retirement date.

Section 5.  Designation of Beneficiary.

         The Employee designates the person(s) listed on Exhibit A as the beneficiary or beneficiaries ("Designated Beneficiary") to receive payments under this Agreement in the event of the Employee's death. The Employee may change the Designated Beneficiary without the consent of any prior Designated Beneficiary by notifying the Company of such change on a form provided by the Company for this purpose. The Company shall promptly deliver a copy of the current beneficiary designation to the Trustee.

Section 6.  Facility of Payment.

         If the Trustee determines that a payee under this Agreement is unable to care for his own affairs because of physical or mental condition or minority, any such payment may be made in accordance with the terms of Section 13(c) of the Trust or comparable provisions of whichever trust is in effect or in the event the trust in effect has no such comparable provisions, then to the payee's guardian or spouse, or to any descendant, parent, relative, or other person determined by the Trustee to be trustworthy to utilize the payment for the benefit of the payee.

Section 7.  Nonassignability by Employee.

         The Employee shall not have the right to assign, anticipate, sale, transfer, pledge, encumber, or create a security interest in, or dispose of any right or interest provided for in this Agreement, including, without limitation, the right to receive any severance, retirement, disability, or death payment or benefit, and no right of the Employee or the Designated Beneficiary to any such payment or benefit shall be subject to attachment or garnishment by any of the creditors of the Employee or of the Designated Beneficiary.

Section 8.  Continuation as Employee.

         Nothing contained in this Agreement or in the Trust, nor the payment of any contributions to the Trust, nor the payment of any benefits under this Agreement or the Trust shall be construed to grant the Employee any right to be retained in the service of the Company or to restrict the right of the Company to discharge the Employee regardless of the effects such discharge would have upon the Employee or upon any other person as a Beneficiary of the Trust. The Company expressly reserves the right to hire and discharge persons providing services as if neither this Agreement nor the Trust had been entered into or established. For purposes of this Section 8, the term "Company" shall include any subsidiaries which are, directly or indirectly, 50 percent or more owned by the Company.

Section 9.  Status of Account.

         Notwithstanding any other provision of this Agreement, and regardless of the extent amounts deferred by the Employee or payable to Employee have been transferred to and are held in the

Trust, the Employee's rights to all such amounts whether or not held in the Trust, are that of a general unsecured creditor of the Company and such amounts represent nothing more than a mere promise by the Company to pay such amounts at the future time or times provided in this Agreement. The Employee shall have a right only to the balance of the Account including earnings or losses thereon as provided under Section 3.2, and shall have no right against the Company under this Agreement with respect to amounts properly contributed to the Account, beyond payment of the balance in the Account. Notwithstanding the preceding sentence, the Company shall remain liable to the Employee for payment of the balance in the Account -

                  (a) in the event of any noninvestment loss to the Account while in the Trust for any reason including failure, receivership, liquidation, bankruptcy or fraud or embezzlement of or by the Trustee, without regard to any such noninvestment loss to the Account; and

                  (b) to the extent that amounts in the Account become unavailable for payment under this Agreement in the event such amounts pursuant to the terms of the Trust are paid or otherwise become subject to the creditors of the Company.

Section 10.  Miscellaneous.

         10.1 The Company, acting in good faith, shall have the sole right and absolute discretion to interpret and administer this

Agreement. The Company's interpretation and actions hereunder, including the computation of payments or the determination of the proper recipient of payments if made in good faith, shall be conclusive and binding upon all persons for all purposes. An appropriate procedure shall be established under this Agreement for the submission for a claim for benefits by the Employee or Designated Beneficiary for amounts due under this Agreement and the review and determination by the Company of such claims, and in cases of denial of a claim, a review of any request for reconsideration.

         10.2 This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee, his heirs, executors, administrators, and legal representatives.

         10.3 This Agreement (along with the existing provisions of the Trust) embodies the full understanding of the parties and may not be amended or modified except in writing signed by the party to be charged. This Agreement may be amended by mutual agreement of the Company and the Employee; provided that no such amendment shall become effective with respect to the Trustee until the Trustee has received notice of such amendment and that no such amendment shall alter the duties or obligations of the Trustee without its written consent.

         10.4 The laws of Texas shall govern the validity, interpretation, construction, and performance of this Agreement.

         10.5 This Agreement is intended to comply with the law and rulings under Sections 83, 402(b), 451 and 671 of the Internal Revenue Code of 1986 as amended (the "Code" or corresponding provisions of future laws) and the economic benefit and constructive receipt doctrines thereunder, including the ruling positions and criteria of the Internal Revenue Service as in effect from time to time and the related rulings and regulations which result in a deferral of income tax to the Employee (or the Designated Beneficiary). This Agreement is also intended to comply with Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended and the related rules and regulations thereunder applying to unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. This Agreement shall be deemed to be automatically amended to comply with the law, rules and regulations referred to in this Section 10.5 except to the extent that the Trustee or Company objects in writing to such amendment within sixty (60) days from the date of the receipt of notice from the Company of any such amendment.

         10.6 Payment of amounts or benefits to the Employee under this Agreement shall be subject to any applicable tax withholding including federal income tax withholding, by the Trustee, the Company or the other payor. The Company and the Trustee may allocate or delineate the tax withholding responsibilities in a separate letter agreement.

         10.7 The Company shall deliver the original or a certified copy of this Agreement to the Trustee within 10 days of the date of execution hereof, and the Employee shall become a beneficiary of the Trust on the later of the date of delivery as aforesaid or on the date of the first contribution made to the Trust by the Company on behalf of the Employee pursuant to this Agreement.

         10.8 This Agreement may be executed in any number of counterparts and each executed counterpart shall be deemed an original and such counterpart shall constitute one and the same instrument which may be sufficiently evidenced by any one counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused the Amendment and Restatement of the Agreement to be executed on the day and year first above written.

ATTEST                                  TEAM, INC.
 [Affix Corporate Seal]


                                        By:
                                           -----------------------------------
                                           Kenneth H. Tholan,
                                           President


                                        EMPLOYEE:


                                           -----------------------------------
                                           Philip J. Hawk

                                   EXHIBIT "A"
                             DESIGNATED BENEFICIARY


                                    PRIMARY:


         Name:
                      --------------------------------------------------------
         Relationship:
                      --------------------------------------------------------
         Percentage:
                      --------------------------------------------------------


                              SECONDARY ALTERNATES

               (in the event the primary does not survive me) the following alternates in equal vested shares per stirpes:


         Name:
                      --------------------------------------------------------
         Relationship:
                      --------------------------------------------------------
         Percentage:
                      --------------------------------------------------------

         Name:
                      --------------------------------------------------------
         Relationship:
                      --------------------------------------------------------
         Percentage:
                      --------------------------------------------------------

         Name:
                      --------------------------------------------------------
         Relationship:
                      --------------------------------------------------------
         Percentage:
                      --------------------------------------------------------

         Name:
                      --------------------------------------------------------
         Relationship:
                      --------------------------------------------------------
         Percentage:
                      --------------------------------------------------------

                                  EXHIBIT "B"

                     DEFERRED COMPENSATION TRUST AGREEMENT

                                   TEAM, INC.

                                      1998

                      DEFERRED COMPENSATION TRUST AGREEMENT

                                     For The

                                      1998

                     Salary Deferred Compensation Agreement


         (a) This Team, Inc. 1998 Deferred Compensation Trust Agreement ("Trust Agreement") is made this ______ day of ____________, 199_, to be effective as of _____________ by and between Team, Inc. ("Company") and
_________________________ ("Trustee") for use in conjunction with the 1998 Salary Deferred Compensation Agreement.

         (b) WHEREAS, Company has adopted the nonqualified deferred compensation agreement listed in Appendix I hereto (the "Agreement");

         (c) WHEREAS, Company has incurred or expects to incur liability under the terms of such Agreement with respect to the individual employee participating in the Agreement (the "Participant");

         (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Participant and his beneficiaries in such manner and at such times as specified in the Agreement;

         (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liability under the Agreement;

         NOW THEREFORE, this Trust Agreement, is hereby made by and between the Company and the Trustee with provisions as follows:

         SECTION 1.  ESTABLISHMENT OF TRUST.

         (a) Company has deposited with Trustee in trust an amount equal to or no less than $500, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Participant and general creditors of the Company as herein set forth. The Participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreement and this Trust Agreement shall be mere unsecured contractual rights of Participant and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) After the Trust has become irrevocable pursuant to Section 1(b) hereof, Company shall be required in accordance with the terms of the Agreement to make periodic (but no less frequently than quarterly) contributions of cash or other property to the Trust in an amount sufficient to pay the Participant or beneficiary the benefits payable pursuant to the terms of the Agreement.

         SECTION 2.  PAYMENTS TO THE PARTICIPANT AND HIS BENEFICIARIES.

         (a) Company shall deliver to Trustee a copy of the executed Agreement. The Agreement shall provide the time and manner of payment to the Participant of funds from the Trust. Except as otherwise provided herein, Trustee shall make payments in cash or in kind to the Participant and his beneficiaries in accordance with the Agreement. Trustee shall, unless otherwise agreed with Company, report and withhold any federal, state or local taxes that may be required to be withheld with respect to the accumulation of funds in the Trust and the payment of funds from the Trust.

         (b) The determination of "unforeseeable emergency" under Section 4.5 of the Agreement shall be solely made by Company and not Trustee.

         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to the Participant and his beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and an officer (other than the Participant) designated by the Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participant or his beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Participant or his beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participant or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Agreement or otherwise.

                  (4) Trustee shall resume the payment of benefits to the Participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) For purposes of this Section 3, the Trustee shall have the right as a reimbursable administration cost and expense under this Trust Agreement to retain any outside counsel and experts it reasonably believes is necessary or appropriate to assist it with regard to the determination of insolvency and to commence a judicial interpleader or declaratory judgment or other appropriate action for direction regarding this determination.

         SECTION 4.  PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participant and his beneficiaries pursuant to the terms of the Agreement.

         SECTION 5.  INVESTMENT AUTHORITY.

         Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company (or affiliated corporations within the same commonly controlled group). All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Participant.

         SECTION 5A.  POWERS AND DUTIES OF TRUSTEE.

         All investment and disbursement powers over all property held in this Trust shall be vested exclusively in the Trustee. Except as provided in the Trust Agreement to the contrary, Trustee shall have all the rights, powers and duties granted trustees under the Texas Trust Code, as amended from time to time, and shall have the power and authority to perform every act necessary or appropriate to carry out the terms of this Trust to the maximum extent permitted by law, including, without limitation, the following:

                  (a) The receipt of contributions or funding under the Agreement;

                  (b) To hold, manage, invest, reinvest, sell and exchange all property of the Trust, together with any additional property which may from time to time be transferred to the Trustee as herein provided; to collect, invest and reinvest any and all income resulting from all such Trust property; to accumulate and distribute the income and principal of the Trust in accordance with this Trust Agreement, after deducting expenses properly payable from trust income;

                  (c) The entering into and performance of any agreement;

                  (d) Subject to the provisions of Section 3 hereof, the undertaking of any legal action, whether as plaintiff or defendant, on behalf of the Trust;

                  (e) The employment of any person, including attorneys, accountants, investment managers and agents, to advise and assist Trustee in the performance of its duties;

                  (f) The execution and delivery of all instruments necessary or appropriate to accomplishing or facilitating the exercise of Trustee's powers;

                  (g) To release, in the discretion of Trustee, any fiduciary power at any time, in whole or in part, temporarily or permanently, whenever Trustee may deem it advisable, by acknowledged instrument;

                  (h) To keep any and all securities or other assets of the Trust in the name of some other person or entity with a power of attorney for the transfer attached or in bearer or Federal Reserve Book Entry form or in the name of Trustee without disclosing the fiduciary capacity of Trustee;

                  (i) To vote, either in person or by proxy, any share of stock held as part of the assets of the Trust;

                  (j) To invest and reinvest Trust property and the income therefrom in a money market fund or other mutual fund from which the Trustee or an affiliate of the Trustee may receive advisory fees or other remuneration;

                  (k) To hold cash uninvested at any time and in any amount pending investment pursuant to the terms of this Trust Agreement. When Trustee acts in good faith, Trustee, in all matters pertaining to Trustee's management and investment of the Trust, may rely upon any notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by Trustee to be genuine, to have been signed by a proper representative of the Participant or beneficiary, Company or any investment manager or third party recordkeeper, if one is appointed, and to be the act of the Participant or beneficiary, Company or the investment manager or third party recordkeeper, as the case may be. Trustee may accept any certificate or other instrument duly signed by a proper representative of the Participant or beneficiary, Company or the investment manager or third party recordkeeper, if one is appointed which purports to evidence an instruction, direction or order of the Participant or beneficiary, Company, the investment manager or third party recordkeeper, as the case may be, as conclusive evidence thereof; and

                  (l) Any person dealing in good faith with Trustee or in good faith assisting Trustee in conducting a transaction shall be entitled to rely without inquiry upon the representation that Trustee has the power Trustee purports to exercise and has exercised such power in accordance with the provisions of this Trust Agreement, and in such event such person shall not be responsible for the application of money or property paid or delivered to Trustee.

         Trustee may solicit from time to time from Company and take into account in Trustee's sole discretion, an investment objective or objectives of the Company, in managing the investments of the Trust.

         [With respect to the holding of any life insurance policy or separate account, variable annuity or mutual fund generally described in Appendix II to this Trust Agreement, the Company shall have the right to select any one or more life insurance carriers as the issuer or manager of such holdings, and direct the Trustee to accept such holdings for the Trust.]

         SECTION 6.  DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested.

         SECTION 7.  ACCOUNTING BY TRUSTEE.

         (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         (b) Trustee shall keep and maintain complete and accurate records of the Trust and all transactions involving any property of the Trust. Such records shall be available for inspection by

Company or Participant at all times during normal business hours. Trustee shall produce and furnish to Company quarterly (or monthly if the Company or Beneficiary requests) annual itemized statements identifying all transactions of the Trust and generally reflecting the condition of the Trust.

         SECTION 8.  RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Agreement or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) Company shall indemnify and hold harmless Trustee for any damages, expenses, liabilities or losses, incurred or sustained by or imposed on Trustee, arising in connection with the Trust or the Agreement (including reasonable attorneys' fees), including any litigation that the Trustee defends against or initiates in connection with the administration of Trustee's powers and duties under the Trust or the Agreement. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment by withdrawing funds from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

         (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (g) Notwithstanding any provisions of this Trust Agreement or the Agreement to the contrary, Trustee may in good faith fully rely on any representations or directions given to Trustee by Company (or its officers and employees designated to Trustee for this purpose) under this Trust Agreement or the Agreement.

         (h) Notwithstanding any provisions of this Trust Agreement or the Agreement to the contrary, Trustee shall not be liable for any action taken or omitted as Trustee of this Trust unless such action or omission constitutes bad faith, gross negligence or willful disregard for the provisions of this Trust Agreement.

         (i) The Trustee shall be responsible and liable for the assets in the Trust including assets accepted as contributions to the Trust from the Company. The Trustee shall be under no obligation and shall not have the duty to collect or recover any funds or assets that have not yet been contributed to the Trust until those funds and assets have both been contributed by the Company and accepted by the Trustee.

         SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

         For its services hereunder, Trustee shall receive reasonable annual compensation in accordance with its standard fee schedule in effect at the time that such services are furnished to the Trust. Except to the extent otherwise provided in Section 6 hereof, Company shall pay all reasonable or agreed upon administrative and Trustee's fees and expenses, including any expenses attributable to the payment of persons engaged or expenses paid in accordance with the provisions of Sections 3(c), 5A and 8 above. The Trustee shall periodically (but no less frequently than quarterly) submit its statements of account to the Company. Payment shall be made by Company in a prompt manner. If not so paid, the fees and expenses shall be paid from the Trust.

         SECTION 10.   RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 7 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on 30 days written notice or upon shorter notice accepted by Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 120 days after receipt of written notice of resignation, removal or transfer, unless Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         SECTION 11.  APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any qualified corporate fiduciary, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         SECTION 12.  AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreement or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which the Participant and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Upon written approval of the Participant (or his beneficiaries) entitled to payment of benefits pursuant to the terms of the Agreement, Company may terminate this Trust prior to the time all benefit payments under the Agreement have been made. In such case, all assets in the Trust at termination shall be returned to Company.

         (d) Notwithstanding the preceding provisions of this Section 12, the Trust shall terminate (to the extent required under the applicable rule against perpetuities) one day prior to the last day of the period ending 21 years after the death of the Participant.

         SECTION 13.  MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to the Participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) For purposes of facility of payment, in the event that the Participant or beneficiary to receive a payment or distribution from the Trust is incompetent or otherwise incapacitated in a manner that the Trustee can reasonably question that individual's ability to manage his own affairs, the Trustee may make the payment to (i) such individual's guardian or other legal representative; (ii) the person responsible for the support and care of such individual if the trustee can reasonably determine that such person is trustworthy; or (iii) any other person a court with proper jurisdiction may direct. Notwithstanding the preceding provisions of this Section 13(c), if in the judgment of Trustee, the Participant becomes incapacitated, Trustee shall have full discretionary authority to utilize the income and principal of the Trust for the health, education, maintenance, support and other needs of the Participant, as determined by Trustee in its sole discretion. No judicial determination shall be required and the Trustee shall incur no liability to any person whatsoever for making such distributions to or for the benefit of the Participant.

         (d) This Trust Agreement shall be governed by and construed in accordance with the laws of Texas.

         (e) Any provision or requirement for notice to be made under this Trust Agreement shall mean written notice. Written notice may be delivered in hand (i.e., personal hand delivery) or by certified mail with a return receipt to the current address of the person to receive the notice. Telecopy or electronic facsimile transmissions of notice shall not be binding.

         (j) In the event of any inconsistency or conflict between the terms of this Trust Agreement and the Plan, the Trustee shall be bound and obligated only to follow the terms of this Trust Agreement, which shall be controlling.

         SECTION 14.  EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be January 1, 1996.

         In witness whereof, this Trust Agreement has been entered into and is effective on the dates first set forth hereinabove.

TRUSTEE:                                        TEAM, INC.



By:                                             By:
   ---------------------------                      ---------------------------
              , Trust Officer
   ----------

THE STATE OF TEXAS         ss.
                           ss.
COUNTY  OF  HARRIS         ss.

         BEFORE ME, the undersigned authority, on this day personally appeared ____________, known to me to be the person whose name is subscribed to the foregoing instrument as Vice President & Trust Officer of ________________________, a banking institution, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said banking institution.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of _______________, 199_.



                                                 ------------------------------
                                                 NOTARY PUBLIC IN AND FOR
                                                 THE STATE  OF  T E X A S

                                                 Printed Name:
                                                              -----------------

                                                 My commission expires:
                                                                       --------

THE STATE OF TEXAS         ss.
                           ss.
COUNTY  OF  HARRIS         ss.

         BEFORE ME, the undersigned authority, on this day personally appeared_________________, known to me to be the person whose name is subscribed to the foregoing instrument as ___________________ of Team, Inc., a Delaware state corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of _______________, 199_.


                                                 ------------------------------
                                                 NOTARY PUBLIC IN AND FOR
                                                 THE STATE  OF  T E X A S

                                                 Printed Name:
                                                              -----------------

                                                 My commission expires:
                                                                       --------

                                   APPENDIX I

                                   "Agreement"



         1998 Salary Deferred Compensation Agreement executed by and between Philip J. Hawk and Team, Inc. on ________________.